Exhibit 32.1

JAVA EXPRESS, Inc.

 Certification Of Principal Executive Officer
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the quarterly report of Java Express, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2010, Mark Burdge hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:

November 8, 2010

/s/ Mark Burdge

Mark Burdge

Principal Executive Officer